GOLDEN GRAIN ENERGY, L.L.C.
SUBSCRIPTION AGREEMENT
Membership Units

$1.00 per Class A Membership Unit

10,000 Unit Minimum Purchase ($10,000),
1,000 Unit Blocks Thereafter ($1,000)

The undersigned subscriber, desiring to become a member of Golden Grain Energy, L.L.C. ("GGE"), an Iowa limited liability company, with its principal place of business at 951 N. Linn Avenue, P.O. Box 435, New Hampton, Iowa 50659, hereby subscribes for the purchase of the membership interests of GGE, and agrees to pay the related purchase price, identified below.

A.            SUBSCRIBER INFORMATION.   Please print your individual or entity name and address.  Joint subscribers should provide their respective names.  Your name and address will be recorded exactly as printed below.

1.	Subscriber's Printed Name:	_________________________________________________
2.	Title, if applicable:	_________________________________________________
3.	Subscriber's Address:
	Street	_________________________________________________
	City, State, Zip Code	_________________________________________________

B.            NUMBER OF UNITS PURCHASED.  You must purchase at least 10,000 units and additional blocks of at least 1,000 units thereafter.  Your ownership interest may not exceed 40% of all of our outstanding membership units.  Accordingly, assuming that we sell the minimum number of 19,250,000 Units in this Offering, you may not purchase more than 7,700,000 Units.

________________________________

C. PURCHASE PRICE. Indicate the dollar amount of your investment.

1. Total Purchase Price ($1.00 Per Unit multiplied by the number in box B above.)	=	2. Ten Percent (10%) 1st Installment (10% of the Total Purchase Price)	+	3. Ninety Percent (90%) 2nd Installment (90% of the Total Purchase Price)

_________________________	=	_________________________	+	_________________________

D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated [Date of Effectiveness] (the "Prospectus") in its entirety including financial statements and exhibits for a complete explanation of an investment in GGE.  To subscribe, you must:

1. Complete all information required in this Subscription Agreement, and date and sign this Subscription Agreement at page 5.

2. Complete all information required by the Member Signature Page of the Operating Agreement, and date and sign the Member Signature Page (the last page attached to this Subscription Agreement).

             3.            Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to "State Bank of Lawler -- Escrow Agent for GGE, LLC."  You will determine this amount in box C.2 on page 1 of this Subscription Agreement.

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             4.            Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units that is attached to this Subscription Agreement and your agreement to grant GGE a security interest in your membership units.

5. Deliver each of the original executed documents referenced in Items 1, 2, and 4 of these Instructions, together with your personal check described in Item 3 of these Instructions to:

State Bank of Lawler
Golden Grain Energy, LLC Escrow Account
P.O. Box 269
Lawler, IA 53212

             6.            Secure an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to "State Bank of Lawler -- Escrow Agent for GGE" in satisfaction of the Promissory Note and Security Agreement.  You will determine this amount in box C.3 on page 1 of this Subscription Agreement.  Deliver this check to the same address set forth above in Instruction 5 within thirty (30) days of the date of GGE's written notice that its sales of Units have exceeded the Minimum Escrow Deposit of $19,250,000.  If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, GGE shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.

Your funds will be placed in GGE's escrow account at State Bank of Lawler, and the funds will be released to GGE or returned to you in accordance with the escrow arrangements described in the Prospectus.  If GGE rejects your subscription, your Subscription Agreement and investment will be returned to you within 30 days of such rejection, plus nominal interest, minus escrow fees.  GGE may not consider the acceptance or rejection of your subscription until a future date near the end of this Offering.

You may direct your questions to one of our directors listed below or to GGE at (641) 394-4059.

Director	Telephone Number	Director	Telephone Number
Walter Wendland	(563) 237-5901	Randy Liddle	(319) 231-5590
Stanley Laures	(641) 394-4059	Jim Boeding	(563) 382-3000
Dave Sovereign	(563) 547-5033	Stephen Eastman	(641) 985-2147
Ron Pumphrey	(641) 394-3052

E. Additional Subscriber Information. The subscriber, named above, certifies the following under penalties of perjury:

1.

Form of Ownership.  Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

[ ]	Individual
[ ]	Joint Tenants with Right of Survivorship (Both signatures must appear in Item 7)
[ ]	Corporation or Partnership (Corporate Resolutions or Partnership Agreement must be enclosed)
[ ]	IRA
[ ]	KEOGH
[ ]	Pension or Profit Sharing Plan
[ ]	Trust

Trustee's Name: __________________________________________

Trust Date: ______________________________________________

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[ ]	Other: Provide detailed information in the space immediately below.

2.

Subscriber's Taxpayer Information.  Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to backup withholding.  KEOGHS should provide the taxpayer identification number of the account and the social security number of the accountholder.  Trusts should provide their taxpayer identification number.  Custodians should provide the minor's social security number.  All individual subscribers and IRA subscribers should provide their social security number.  Other entities should provide their taxpayer identification number.

[ ]	Check box if you are a non-resident alien
[ ]	Check box if you are a U.S. citizen residing outside of the United States
[ ]	Check this box if you are subject to backup withholding

Subscriber's Social Security No.

Joint Subscriber's Social Security No.

Taxpayer Identification No.

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address: ___________________________________________

___________________________________________

4.	State of Residence.

State of Principal Residence: _____________________________

State where driver's license is issued _____________________________

State where income taxes are filed _____________________________

State(s) in which you have maintained your principal residence during the past three years:

a. ________________________	b. ________________________	c. ________________________

5.

Suitability Standards.  You cannot invest in GGE unless you meet one, or more, of the suitability tests set forth below.  Please review the suitability tests and check the box(es) next to the following suitability test that you meet.  For husbands and wives purchasing jointly, the tests above will be applied on a joint basis.

[ ]	I (We) have annual income from whatever source of at least $30,000 and a net worth of at least $30,000, exclusive of home, furnishings and automobiles; or

[ ]	I (We) have a net worth of at least $75,000, exclusive of home, furnishings and automobiles.

6.	Subscriber's Representations and Warranties. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

By signing below, the subscriber represents and warrants to GGE that he, she or it:

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a.	has received a copy of GGE's Prospectus;
b.

has been informed that the Units of GGE are offered and sold in reliance upon a federal securities registration, an Iowa and a Minnesota securities registrations, and exemptions from securities registrations in various other states, and understands that the Units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

c.

has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the States of Iowa and Minnesota, and that GGE is relying in part upon the representations of the undersigned Subscriber contained herein;

d.

has been informed that the securities subscribed for have not been approved or disapproved by the Iowa or Minnesota Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e.

intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;

f.

understands that there is no present market for GGE's membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

g.

has received a copy of the GGE Operating Agreement, and understands that upon closing the escrow by GGE, the subscriber and the membership units will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

h.

understands that the Units are subject to substantial restrictions on transfer under state securities laws along with restrictions in the GGE Operating Agreement and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

i.	meets the suitability test marked in Item E.5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;
j.

understands that GGE will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of GGE in their sole discretion:

THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED OPERATING AGREEMENT AS AGREED TO BY EACH MEMBER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

k.

understands that, to enforce the above legend, GGE may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

l.	has knowledge and experience in business and financial matters as to be able to evaluate the merits and risks of an investment in the Units, believes that the investment in Units is suitable

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for the subscriber and can bear the economic risk of the purchase of Units including the total loss of the undersigned's investment;
m.	may not transfer or assign this subscription agreement, or any of the subscriber's interest herein;
n.	has written his, her, or its correct taxpayer identification number under Item E.2 on this subscription agreement;
o.

is not subject to backup withholding either because he, she or it has not been notified by the Internal Revenue Service ("IRS") that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (o) should be crossed out if the backup withholding box in Item E.2 is checked);

p.

understands that execution of the attached Promissory Note and Security Agreement will allow GGE or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

q.	acknowledges that GGE may retain possession of certificates representing subscriber's Units to perfect its security interest in those Units.

Signature of Subscriber/ Joint Subscriber:

Date: _____________________________

Individuals:	Entities:

___________________________________________	___________________________________________
Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

___________________________________________	___________________________________________
Signature of Individual	Print Name and Title of Officer

___________________________________________	___________________________________________
Name of Joint Individual Subscriber (Please Print)	Signature of Officer

___________________________________________
Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY GOLDEN GRAIN ENERGY, L.L.C.:

Golden Grain Energy, L.L.C. hereby accepts the subscription for the above Units.

Dated this day of , 200 .

GOLDEN GRAIN ENERGY, L.L.C.

By: _____________________________________

Its: _____________________________________

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PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement: ___________________________________, 200__.

$1.00 per Class A Membership Unit

10,000 Unit Minimum Purchase ($10,000), 1,000 Unit Blocks Thereafter ($1,000)

Number of Units subscribed

Total Purchase Price ($1.00 per Unit multiplied by number of Units subscribed)

( )	Less Initial Payment (10% of Principal Amount)

Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Golden Grain Energy, L.L.C., an Iowa limited liability company ("GGE"), at its principal office located 951 N. Linn Avenue, P.O. Box 435, New Hampton, Iowa 50659, or at such other place as required by GGE, the Principal Balance set forth above in one lump sum to be paid without interest within 30 days following the call of the GGE Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of GGE.

The undersigned agrees to pay to GGE on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys' fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Iowa.

The provisions of this Promissory Note and Security Agreement shall inure to the benefit of GGE and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.

The undersigned grants to GGE, and its successors and assigns ("Secured Party"), a purchase money security interest in all of the undersigned's Membership Units of GGE now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.

Dated: , 200 .
OBLIGOR/DEBTOR:		JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Joint Obligor		Printed or Typed Name of Obligor

By:	(Signature)	By:	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

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MEMBER SIGNATURE PAGE

ADDENDA
TO THE
GOLDEN GRAIN ENERGY, L.L.C.
AMENDED AND RESTATED OPERATING AGREEMENT

            The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Golden Grain Energy, L.L.C. (the "Company"), has received a copy of the Amended and Restated Operating Agreement, dated August 21, 2002, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Agreement from and after the date of execution hereof.

Individuals:	Entities:

___________________________________________	___________________________________________
Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

___________________________________________	___________________________________________
Signature of Individual	Print Name and Title of Officer

___________________________________________	___________________________________________
Name of Joint Individual Subscriber (Please Print)	Signature of Officer

___________________________________________
Signature of Joint Individual Subscriber

Agreed and accepted on behalf of the
Company and its Members:

GOLDEN GRAIN ENERGY, L.L.C.

By: _________________________________________

Its: _________________________________________